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For period ended 04-30-15
Registrant Name: American Beacon Funds
File Number: 811-4984

Item 77.O     Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transactions were effected by the Emerging Markets Fund:

Security:                  CGN Power Co., Ltd.
Date of purchase:          12/03/2014
Date offering commenced:   12/10/2014
Purchase price:            HKD $2.78
Commission rate:           2.0%
Syndicate Members:         Credit Suisse, Deutsche Bank,
                           Goldman Sachs, JP Morgan,
                           Morgan Stanley, Citi
Securities acquired from:  BofA Merrill Lynch
Affiliated underwriter:    Morgan Stanley Asia Ltd
Amount purchased:          81,000
Total offering:            8,825,000,000


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